Exhibit 99.1

 Press Release

FOR IMMEDIATE RELEASE

Contact: Frederick A. Marcell Jr., CEO
Christopher E. Bell, CFO

Telephone: 215-646-5405

WILLOW GROVE BANCORP, INC.  ANNOUNCES
FOURTH QUARTER AND YEAR-END RESULTS AND DECLARES $0.12
QUARTERLY DIVIDEND

                Maple Glen, Pennsylvania — (July 27, 2005) Willow Grove Bancorp, Inc. (the “Company”) (Nasdaq/NMS: WGBC), the holding company for Willow Grove Bank (the “Bank”), reported net income of $1.7 million, or $0.18 diluted earnings per share, for the quarter ended June 30, 2005.  This compares to net income of $1.5 million, or $0.16 diluted earnings per share, for the quarter ended June 30, 2004.  Net income for the fiscal year ended June 30, 2005 was $6.7 million, or $0.71 diluted earnings per share compared to net income of $6.1 million, or $0.62 diluted earnings per share, for the prior year ended June 30, 2004. Results for the fourth quarter of 2005 include a charge of $275,000 or $0.02 per diluted share associated with integration costs relating to our pending acquisition of Chester Valley Bancorp Inc..  The majority of such acquisition expenses consist of consulting and other fees incurred by the Company in connection with its integration of the operations of Chester Valley Bancorp Inc. upon completion of the pending acquisition and various related transitional operations costs including systems conversions.

                Mr. Frederick A. Marcell Jr., President and CEO of the Company stated:  “We are pleased to report the results of the 2005 fiscal year which reflect the increased earnings from a year ago. Our results also show the progress we have made in repositioning our balance sheet to meet the challenges posed by the current interest rate environment.  Our net interest margin improved by 13 basis points for the year and net interest income increased 21.0%. I’d like to again thank our shareholders for their recent approval of our proposed merger with Chester Valley Bancorp.  We expect to close the merger this quarter as planned.  I believe this strategic combination will be of great value to both our shareholders and customers, and I look forward to the opportunities it presents.  We appreciate our shareholders ongoing support and I’m pleased to announce that the Board of Directors has again approved a $0.12 cash dividend on the Company’s common stock.”

Net interest income for the three-months and fiscal year ended June 30, 2005 was $7.8 million, and $30.9 million, respectively. This compares to $6.4 million and $25.6 million in net interest income for the prior year comparable periods. For the three-months and fiscal year ended June 30, 2005, net interest income increased primarily as a result of increased balances in average interest-earning assets, primarily due to increases in our loans and, to a lesser extent, securities portfolios combined with increased average yields on total interest-earning assets.

The Company’s net interest margin increased 23 basis points and 13 basis points, respectively, to 3.30% and 3.30%, respectively, for the three and twelve-months ended June 30, 2005 compared to similar periods ended June 30, 2004.  The increase in net interest margin for the three months and fiscal year ended June 30, 2005 was primarily the result of increased net interest income which more than offset the decline in the ratio of average interest-earning assets to average interest-bearing liabilities.

                The Company’s provision for loan losses increased $101,000, or 105.2% to $197,000 for the three months ended June 30, 2005 compared to $96,000 for the corresponding prior year period. For the fiscal year ended June 30, 2005, the provision for loan losses increased $806,000 or 189.2% to $1.2 million compared to $426,000 for the similar prior fiscal year period.  At June 30, 2005, our ratio of non-performing loans to total loans was 0.46% compared to 0.52% at June 30, 2004.  The ratio of our allowance for loan losses to non-performing loans at June 30, 2005 was 227.50% compared to 188.04% at June 30, 2004.  The Company’s allowance for loan losses amounted to $6.1 million at June 30, 2005 compared to $5.2 million at June 30, 2004.  The increase in provision for the three months and fiscal year ended June 30, 2005 compared to the similar prior periods was primarily related to our continued loan portfolio growth and diversification.  The increase in provision for the fiscal year ended June 30, 2005 also reflects a $204,000 write-down of a portfolio of small business loans taken in the third fiscal quarter.

                Non-interest income decreased $76,000, or 7.8% to $899,000 for the three-month period ended June 30, 2005 compared to $975,000 for the similar prior year period.  Non-interest income decreased $505,000, or 12.7% to $3.5 million for the fiscal year 2005 compared to $4.0 million for the fiscal year 2004.  The decrease in non-interest income was primarily related to a decline in realized gains on securities sales of $67,000 and $723,000 for the quarter and fiscal year, respectively. For the three month period ended June 30, 2005, adjusted for realized gains on securities sales, income decreased over the comparable three-month period primarily as a result of decreased realized gains on loan sales and loans servicing income offset by increased service fees and charges. For the 2005 fiscal year, adjusted for realized gains on securities sales, income increased over fiscal 2004 primarily as a result of increased loan servicing income primarily related to originated servicing rights and to a lesser extent increased service charge fees slightly offset by a decline in the increase of cash surrender value of bank owned life insurance associated with a decline in interest rates.

                Non-interest expense increased $949,000, or 18.6% to $6.0 million for the three-month period ended

June 30, 2005 compared to $5.1 million for the similar prior year period. Non-interest expense increased $3.0 million, or 14.8% to $23.4 million for the fiscal year ended June 30, 2005 compared to $20.4 million for fiscal year 2004.  Increases for the three and twelve-month periods ended June 30, 2005 were primarily a result of increases in other operating expenses, professional fees, compensation and benefits expense and advertising.  Other operating expenses increased $759,000 and $2.4 million or 54.3% and 43.6%, respectively for the three-month and twelve-month periods ended June 30, 2005 compared to the comparable periods in the prior year. The increases in other operating expenses for the fiscal year period were primarily related to the previously announced $913,000 settlement of a legal proceeding in the third fiscal quarter; the $275,000 charge for the pending acquisition and integration expense for the three and twelve-month periods ended June 30, 2005 and increased consulting fees of $284,000 and $507,000 for the three and twelve month periods ended June 30, 2005 compared to June 30, 2004. Compliance costs related to provisions of the Sarbanes-Oxley Act, contributed to the increase in consulting fees. Compensation and benefits expense increased $80,000 and $367,000, or 2.5% and 2.9%, respectively, for the three-month and twelve-month periods ended June 30, 2005 compared to the comparable periods in the prior year. The increases in compensation and benefits expense were due primarily to normal salary adjustments. Increases in marketing fees of $43,000 and $301,000, or 24.8% and 52.2% for the three-month and twelve-month periods ended June 30, 2005 compared to similar prior year periods, were due primarily to increased local media advertising.

The Company’s total assets amounted to $959.0 million at June 30, 2005, an increase of $37.4 million, or 4.1% from June 30, 2004.  The increase in assets primarily resulted from an increase in net loans of $60.0 million, or 11.4%.  The increase in net loans was driven primarily by increases in construction loans of $29.6 million, or 52.0%, single-family residential mortgage loans of $21.9 million, or 12.1%, in home equity loans of $9.0 million, or 9.8%, and in commercial business loans of $5.8 million, or 33.0%, at June 30, 2005 compared to June 30, 2004.  Partially offsetting these increases was a decline of $6.0 million, or 3.3% in commercial real estate loans.  Securities available-for-sale and held to maturity decreased a combined $5.4 million, or 1.6% at June 30, 2005 compared to June 30, 2004 as cash generated from the scheduled repayments of securities during the period was used in part to fund new loan originations.  Total liabilities amounted to $852.2 million at June 30, 2005, an increase of $34.4 million, or 4.2% from June 30, 2004. Deposits decreased $437,000, or less than 1.0%, to $602.7 million at June 30, 2005.  While the Company followed a strategy of letting certain higher costing certificates of deposit run-off during the year, the Company’s core deposits, comprised of saving, checking and money market accounts, increased $38.2 million, or 11.8%, to $361.7 million at June 30, 2005 compared to June 30, 2004. The $31.2 million, or 15.1% increase in borrowings from June 30, 2004 to June 30, 2005 was partially related to a decrease of $38.6 million, or 13.8% in certificates of deposit as we utilized additional advances from the Federal Home Loan Bank, at a lower cost, as an alternative to replacing retail certificates of deposit in the highly competitive communities in which we operate. Total stockholders’ equity increased $3.0 million to $106.7 million at June 30, 2005.  The change in stockholders’ equity was primarily the result of $6.7 million in net income as well as an increase in accumulated other comprehensive income and changes in the unallocated ESOP and RRP balances which were partially offset by aggregate cash dividend payments of $4.5 million and the repurchase of a total of 155,577 shares of Company stock in the open market during the fiscal year at an aggregate cost of $2.6 million, or an average of $16.68 per share.

The Company also announced that its Board of Directors, at its July 26, 2005 meeting, declared a $0.12 cash dividend on each share of common stock of the Company payable on August 19, 2005 to stockholders of record at the close of business on August 5, 2005.

Willow Grove Bancorp, Inc. is the holding company for Willow Grove Bank, a federally chartered, well-capitalized, FDIC-insured savings bank.  The Bank was founded in 1909 and conducts its business from its headquarters in Maple Glen, Pennsylvania.  Its banking office network now has 14 offices located throughout Montgomery, Bucks, and Philadelphia counties.  Additional information is available at:  www.willowgrovebank.com.

This news release contains certain forward-looking statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties.  A number of factors — many of which are beyond the Company’s control — could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  The Company’s reports filed from time-to-time with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended June 30, 2004, and its other periodic and current reports filed thereafter describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality and interest rate risks associated with the Company’s business and operations. Other factors described include changes in our loan portfolio, changes in competition, fiscal and monetary policies and legislation and regulatory changes. In addition, forward-looking statements include information regarding the proposed merger of Chester Valley Bancorp Inc. with and into Willow Grove Bancorp, Inc.  Risks and uncertainties relating to the proposed merger include:  the result of the review of the proposed merger by various regulatory agencies, and any conditions imposed on the combined company in connection with consummation of the merger;  satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described in the joint proxy statement/prospectus included in the registration statement on Form S-4 referred to below.

Forward-looking statements speak only as of the date they are made.  The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It.  In connection with the proposed merger, a registration statement on Form S-4 and an amendment thereto were filed with the SEC and the registration statement became effective April 27, 2005.  SHAREHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT IS PART OF THE REGISTRATION STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.  The final joint proxy statement/prospectus was mailed to shareholders of Chester Valley Bancorp and Willow Grove Bancorp.  Shareholders are able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Willow Grove Bancorp by calling Christopher E. Bell.

WILLOW GROVE BANCORP, INC.

(Unaudited Selected Financial and Other Data)

	At June 30, 2005	At June 30, 2004
Selected Financial Condition Data:	(Dollars in thousands, except per share data)
Total assets	$958,943	$921,592
Cash and cash equivalents	20,609	39,445
Loans receivable, net	584,187	524,189
Loans held for sale	1,795	1,136
Securities available-for-sale	162,826	234,207
Securities held to maturity	164,451	98,513
Deposits	602,678	603,115
FHLB advances	237,400	206,168
Stockholders' equity	106,731	103,776
Book value per diluted common share	11.37	10.77

	Three Months Ended		Twelve Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Selected Operating Statement Data:	(Dollars in thousands, except per share data )
Interest income	$12,921	$10,179	$49,679	$40,628
Interest expense	5,121	3,771	18,749	15,074
Net interest income	7,800	6,408	30,930	25,554
Provision for loan losses	197	96	1,232	426
Total non-interest income	899	975	3,477	3,983
Total non-interest expense	6,048	5,099	23,397	20,390
Income tax expense	745	652	3,052	2,610
Net income	1,709	1,536	6,726	6,111
Diluted earnings per share	0.18	0.16	0.71	0.62

Selected Other Data:
Average yield interest-earning assets (1)	5.43%	4.84%	5.28%	5.02%
Average cost interest-bearing liabilities (1)	2.61	2.19	2.39	2.30
Average interest rate spread (1)	2.82	2.65	2.88	2.72
Return on average assets (1)	0.70	0.71	0.69	0.73
Return on average equity (1)	6.33	5.70	6.28	5.56
Net interest margin (1)	3.30	3.07	3.30	3.17
Ratio of non-performing assets to total assets at period end	0.33	0.34	0.33	0.34
Ratio of non-performing loans to total loans at period end	0.46	0.52	0.46	0.52
Ratio of allowance for loan losses to total loans at period end	1.05	0.99	1.05	0.99
Ratio of allowance for loan losses to non-performing loans at period end	227.50	188.04	227.50	188.04
Efficiency ratio	69.53	69.06	68.00	69.03
Full service banking offices at period end	14	14	14	14

(1) Annualized for the three months ended June 30, 2005 and 2004.

Consolidated, Condensed Statements of Financial Condition

(Dollars in thousands)	At June 30, 2005	At June 30, 2004
Assets:
Total cash and cash equivalents	$20,609	$39,445
Securities:
Available for sale	162,826	234,207
Held to maturity	164,451	98,513
Loans, net	584,187	524,189
Loans held for sale	1,795	1,136
Other assets	25,075	24,102
Total assets	$958,943	$921,592

Liabilities and stockholders' equity:
Deposits	$602,678	$603,115
Federal Home Loan Bank advances	237,400	206,168
Other liabilities	12,134	8,533
Total stockholders' equity	106,731	103,776
Total liabilities and stockholders' equity	$958,943	$921,592

Consolidated, Condensed Statements of Operations

	For the Three Months Ended		For the Twelve Months Ended
(Dollars in thousands)	June 30,		June 30,
	2005	2004	2005	2004
Total interest income	$12,921	$10,179	$49,679	$40,628
Total interest expense	5,121	3,771	18,749	15,074
Net interest income	7,800	6,408	30,930	25,554
Provision for loan losses	197	96	1,232	426
Non-interest income:
Service charges and fees	679	610	2,418	2,322
Realized gain on sale of loans	116	167	597	627
Realized gain on sale of securities	61	128	73	796
Other non-interest income	43	70	389	238
Total non-interest income	899	975	3,477	3,983
Non-interest expense:
Compensation and employee benefits	3,253	3,173	13,062	12,695
Occupancy	432	390	1,676	1,525
Professional fees	205	137	858	736
Other expense	2,158	1,399	7,801	5,434
Total non-interest expense	6,048	5,099	23,397	20,390
Income before income taxes	2,454	2,188	9,778	8,721
Income tax expense	745	652	3,052	2,610
Net Income	$1,709	$1,536	$6,726	$6,111

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance.  These non-GAAP measures consist of adjusting the yield on tax-

exempt municipal securities to a tax-equivalent basis.  Management believes that presentation of financial measures on a tax-equivalent basis provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core business.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies.

	Average Balance Sheet For The Three Months Ended
(Dollars in thousands)	June 30, 2005			June 30, 2004
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Total loans	$590,594	$9,197	6.24%	$495,429	$7,434	6.02%
Securities — taxable	328,975	3,368	4.11	276,033	2,410	3.51
Securities — nontaxable — adjusted to a taxable equivalent yield	19,870	317	6.40	18,505	287	6.24
Other interest-earning assets	20,784	129	2.49	61,152	127	0.84
Total interest-earning assets	960,223	13,011	5.43	851,119	10,258	4.84

Total deposits	526,982	2,725	2.07	517,285	2,113	1.64
Total borrowings	261,200	2,396	3.68	174,420	1,658	3.82
Total interest-bearing liabilities	788,182	5,121	2.61	691,705	3,771	2.19
Net interest income/net interest spread		7,890	2.82%		$6,487	2.65%
Net interest margin (1)			3.30%			3.07%
Ratio of average interest-earning assets to average interest-bearing liabilities			121.83%			123.05%
Tax equivalent adjustments		$90			$79
Net interest margin, no tax adjustment			3.26%			3.03%

	Average Balance Sheet For The Twelve Months Ended
(Dollars in thousands)	June 30, 2005			June 30, 2004
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Total loans	$567,677	$34,536	6.08%	$458,032	$29,123	6.36%
Securities — taxable	341,346	13,878	4.07	290,705	10,307	3.55
Securities — nontaxable — adjusted to a taxable equivalent yield	19,783	1,286	6.54	18,024	1,143	6.34
Other interest-earning assets	19,502	363	1.86	48,430	372	0.77
Total interest-earning assets	948,308	50,063	5.28	815,191	40,945	5.02

Total deposits	529,476	9,931	1.88	506,215	9,277	1.83
Total borrowings	252,528	8,815	3.46	149,955	5,797	3.87
Total interest-bearing liabilities	782,004	18,746	2.39	656,170	15,074	2.30
Net interest income/ net interest spread		$31,317	2.88%		$25,871	2.72%
Net interest margin (1)			3.30%			3.17%
Ratio of average interest-earning assets to average interest-bearing liabilities			120.94%			124.23%

Tax equivalent adjustments		$387			$317
Net interest margin, no tax adjustment			3.26%			3.13%

(1) Net interest margin equals net interest income divided by average interest-earning assets.

Loan Portfolio

	At		At
	June 30, 2005		June 30, 2004
		Percentage of		Percentage of
(Dollars in thousands)	Amount	Total	Amount	Total
Mortgage loans:
Single-family residential	$202,942	34.34%	$181,049	34.15%
Commercial real estate and multi-family residential	174,920	29.60	180,881	34.12
Construction	86,658	14.66	57,014	10.75
Home equity	100,805	17.06	91,848	17.33
Total mortgage loans	565,325	95.66	510,792	96.35
Consumer loans	2,106	0.36	1,678	0.32
Commercial business loans	23,492	3.98	17,686	3.33
Total loans receivable	590,923	100.00%	530,156	100.00%

Allowance for Loan Losses	(6,113)		(5,220)
Deferred loan fees	(623)		(747)
Loans receivable, net	$584,187		$524,189

Deposits

	At		At
	June 30, 2005		June 30, 2004
		Percent of		Percent of
(Dollars in thousands)	Amount	total	Amount	total
Savings accounts	$84,164	14.0%	$91,879	15.2%
Money market accounts	133,883	22.2	99,455	16.5
Certificates of deposit	240,936	40.0	279,534	46.4
Interest-bearing checking accounts	60,933	10.1	56,350	9.3
Non-interest-bearing checking accounts	82,762	13.7	75,897	12.6
Total	$602,678	100.0%	$603,115	100.0%